EXHIBIT 99.1

Technical Communications Corporation Reports Results for the Three and Nine Months Ended June 26, 2021

CONCORD, Mass., Aug. 06, 2021 (GLOBE NEWSWIRE) -- Technical Communications Corporation (OTCQB: TCCO) today announced its results for the three and nine months ended June 26, 2021. The Company reported a net loss of $(490,000), or $(0.26) per share, on revenue of $426,000 for the quarter ended June 26, 2021, compared to a net loss of $(483,000), or $(0.26) per share, on revenue of $599,000 for the quarter ended June 27, 2020. For the nine months ended June 26, 2021, the Company reported a net loss of $(1,161,000), or $(0.63) per share, on revenue of $1,209,000, compared to a net loss of $(1,324,000), or $(0.72) per share, on revenue of $1,987,000 for the nine months ended June 27, 2020.

Carl H. Guild Jr., President and CEO of Technical Communications Corporation, commented, “The Covid-19 pandemic continues to adversely affect our customer base as many foreign countries are still struggling with the coronavirus. The resources availabile for security equipment and systems have become more scarce as customers allocate funds to contain the virus.

We have started to see progress in certain countries toward the resumption of the procurement process, including product demonstration requests, remote training and the receipt of formal requests for quotations. We will continue to work closely with these customers in order to be able to move quickly once they are in a position to place orders. In the meantime, TCC continues to closely monitor expenses and is actively pursuing additional sources of liquidity.”

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in over 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein that are not purely historical constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the impact of the COVID-19 pandemic (including on customers) and governmental responses thereto; the effect of domestic and foreign political unrest; domestic and foreign government policies and economic conditions; changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 26, 2020 and its Quarterly Reports on Form 10-Q for the quarters ended December 26, 2020 and March 27, 2021 and the “Risk Factors” section included therein.

Technical Communications Corporation

Condensed consolidated statements of operations

	Quarter Ended
	6/26/2021	6/27/2020
	(Unaudited)	(Unaudited)
Net revenue	$426,000	$599,000
Gross profit	99,000	355,000
S, G & A expense	478,000	505,000
Product development costs	108,000	332,000
Operating loss	(487,000)	(483,000)
Net loss	(490,000)	(482,000)
Net loss per share:
Basic	$(0.26)	$(0.26)
Diluted	$(0.26)	$(0.26)

	Nine Months Ended
	6/26/2021	6/27/2020
	(Unaudited)	(Unaudited)
Net revenue	$1,209,000	$1,987,000
Gross profit	486,000	973,000
S, G & A expense	1,420,000	1,602,000
Product development costs	695,000	695,000
Operating loss	(1,629,000)	(1,324,000)
Grant income	474,000	-
Net loss	(1,161,000)	(1,324,000)
Net loss per share:
Basic	$(0.63)	$(0.72)
Diluted	$(0.63)	$(0.72)

Condensed consolidated balance sheets

	6/26/2021	9/26/2020
	(Unaudited)	(derived from audited financial statements)
Cash and cash equivalents	$221,000	$1,514,000
Accounts receivable - trade	168,000	134,000
Inventory	1,300,000	902,000
Other current assets	171,000	154,000
Total current assets	1,860,000	2,704,000
Property and equipment, net	6,000	19,000
Right-of-use asset	445,000	559,000

Total assets	$2,311,000	$3,281,000

Current operating lease liability	$157,000	$152,000
Deferred income	474,000	474,000
Note payable – short-term	451,000	-
Accounts payable	112,000	66,000
Customer deposits	206,000	162,000
Accrued expenses and other current liabilities	228,000	406,000
Total current liabilities	1,628,000	1,360,000

Long term operating lease liability	289,000	407,000
Notes payable	150,000	150,000

Total liabilities	2,067,000	1,917,000
Total stockholders’ equity	244,000	1,364,000
Total liabilities and stockholders’ equity	$2,311,000	$3,281,000

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com